  Exhibit 99.1

FOR IMMEDIATE RELEASE

April 28, 2021

THE EASTERN COMPANY REPORTS FIRST QUARTER 2021 RESULTS

NET SALES INCREASE 12% TO A NEW RECORD $73.1 MILLION; FIRST QUARTER 2021

EARNINGS MORE THAN DOUBLED TO $0.93 PER DILUTED SHARE

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The launch of new products at Big 3 Precision and Velvac, as well as strong demand across many of our core markets, drove first quarter 2021 net sales to $73.1 million, a record in Eastern’s more than 160-year history and an increase of 12% compared with the first quarter of 2020.

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Gross margin expansion of 1.2% in the first quarter of 2021 compared to the first quarter of 2020 reflects higher sales and our success in passing on most raw material cost increases in many of our businesses.

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Earnings per diluted share in the first quarter of 2021 were $0.93, an increase of 102% over 2020, due to strong sales growth and a one-time gain of $1.4 million, net of tax, associated with the combination of our Eberhard and Illinois Lock businesses.

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Cash flow from operations remained strong at $2.1 million for the first quarter 2021, an increase of 40% over the first quarter 2020, despite the $4.5 million increase of accounts receivable associated with the increase in sales in the first quarter of 2021.

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Our balance sheet continued to strengthen with net leverage of 2.8x, down from 3.0x at the end of fiscal year 2020.

NAUGATUCK, CT – April 28, 2021 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving industrial markets, today announced the results of operations for the first fiscal quarter ended April 3, 2021.

President and CEO August Vlak commented, “Sales in the first quarter of 2021 increased 12% compared to the first quarter of 2020, primarily due to product launches at Big 3 Precision and Velvac, as well as strong demand across a broad range of commercial vehicle markets, including class 8 trucks, service bodies and light trucks, recreational vehicles, and electric vehicle manufacturers. Additional sales from the acquisition of Hallink, completed in the second quarter of 2020, partly offset the loss of sales from the divestitures of Canadian Commercial Vehicles Corporation and Sesamee Mexicana in the second and fourth quarters of last year, respectively. As a result of strong demand across many of our markets, our backlog at the end of the first quarter 2021 remains strong at $98.0 million, an increase of $24.4 million, or 33% over the backlog at the end of the first quarter 2020.”

Mr. Vlak continued, “In the first quarter, our businesses demonstrated exceptional resilience in the face of significant disruptions in our supply chains and increases in raw material prices. All our businesses were impacted by the interruptions in transportation, causing significant delays in shipments. Moreover, freight costs and prices of certain raw materials, including steel and resins, rose throughout the quarter. Many of our businesses have been able to pass on most of these increases. We believe that purchasing adjustments and pricing recovery will help offset some of the impact of these trends in the remainder of the year.

Mr. Vlak observed, “Earnings of $0.93 per diluted share represent a 102% increase over earnings of $0.46 per diluted share in the first quarter of 2020. First quarter 2021 earnings include one-time gains associated with the consolidation of Eberhard and Illinois Lock. Adjusted earnings of $0.71 per diluted share reflect an increase of 54% over the first quarter of 2020. In addition, our adjusted EBITDA margin in the first quarter of 2021 was 12%, compared to 10% in the first quarter of 2020. (Please refer to our statement on non-GAAP measures and the attached schedules for a complete reconciliation between GAAP and non-GAAP measures.) We believe that this quarter is beginning to show the earnings potential of our Engineered Solutions businesses, including Big 3 Precision, Eberhard, and Velvac, despite lingering supply chain challenges.”

Mr. Vlak continued, “Our balance sheet remains strong. As of April 3, 2021, we have cash and cash equivalents of $17.5 million and an untapped $20 million revolving line of credit. Our net leverage ratio is 2.8x, and our fixed charge coverage ratio is 2.4x, both of which comfortably comply with our bank covenants of 4.25x and 1.25x, respectively. We believe that our strong balance sheet and ample liquidity position Eastern well to sustain its growth.”

First Quarter 2021 Financial Results

Net sales in the first quarter of 2021 increased to $73.1 million from $65.3 million in the first quarter of 2020. Sales in the Engineered Solutions segment grew by 19% to $61.8 million in the first quarter of 2021 from $51.8 million in the first quarter of 2020. Sales in the Diversified Products segment decreased by 16% in the first quarter of 2021 compared to the first quarter of 2020, primarily due to the divestitures of Canadian Commercial Vehicles Corporation and Sesamee Mexicana last year.

Net income for the first quarter of 2021 increased by 102% to $5.8 million, or $0.93 per diluted share, from $2.9 million, or $0.46 per diluted share, in the first quarter of 2020. Operating profit margin in the Engineered Products segment improved to 10% of sales in the first quarter 2021 from 7% of sales in the first quarter of 2020. Operating profit margin in the Diversified Products segment fell to -1% of sales in the first quarter of 2021 compared to breakeven in the first quarter of 2020.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter of 2021 and other matters on Wednesday, May 12, 2021 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll free in US & Canada) or 973-528-0011 (international). Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/41050

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to industrial markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates across two reporting segments – Engineered Solutions and Diversified Products -- from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would”, “should”, “may,” “will,” "believes," “estimates,” "intends", "continues," "reflects," "plans," "anticipates," "expects," “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, effects of the COVID-19 pandemic and the measures being taken to limit the spread and resurgence of COVID-19, including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with reduced workforce; the scope and duration of the COVID-19 pandemic, including the extent of any resurgences and how quickly and to what extent normal economic activity can resume; the timing of the development and distribution of effective vaccines or treatment of COVID-19, changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income, diluted earnings per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted earnings per share is defined as diluted earnings per share excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring costs. We believe that adjusted earnings per share provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of net sales.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company
August Vlak or John L. Sullivan III
203-729-2255

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net sales	$73,097,875	$65,325,616
Cost of products sold	(55,839,321)	(50,663,943)
Gross margin	17,258,554	14,661,673

Product development expense	(838,825)	(775,444)
Selling and administrative expenses	(10,485,520)	(10,024,958)
Operating profit	5,934,209	3,861,271

Interest expense	(702,859)	(827,664)
Other income	2,426,741	744,793
Income before income taxes	7,658,091	3,778,400

Income taxes	(1,817,264)	(882,583)
Net income	$5,840,827	$2,895,817

Earnings per share:
Basic	$0.93	$0.46

Diluted	$0.93	$0.46

Cash dividends per share:	$0.11	$0.11

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	April 3, 2021	January 2, 2021
	(unaudited)
Current Assets
Cash and cash equivalents	$17,464,669	$16,101,635
Marketable securities	29,224	28,951
Accounts receivable, less allowances: 2021 - $618,000; 2020 - $545,000	42,228,264	37,749,129
Inventories	53,960,426	53,112,393
Current portion of note receivable	459,863	398,414
Prepaid expenses and other assets	5,341,214	4,345,250
Total Current Assets	119,483,660	111,735,772

Property, Plant and Equipment	86,539,328	88,198,093
Accumulated depreciation	(47,244,599)	(48,246,120)
Property, Plant and Equipment, Net	39,294,729	39,951,973

Goodwill	76,921,385	76,895,015
Trademarks	5,404,284	5,404,284
Patents and other intangibles, net of accumulated amortization	25,958,715	27,096,006
Long term notes receivable, less current portion	1,547,503	1,677,277
Right of Use Assets	12,882,498	12,768,027
Other Assets	122,714,385	123,840,609

TOTAL ASSETS	$281,492,774	$275,528,354

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY

	April 3, 2021	January 2, 2021
	(unaudited)
Current Liabilities
Accounts payable	$25,357,557	$23,507,719
Accrued compensation	2,520,725	3,675,223
Other accrued expenses	4,785,793	4,121,568
Current portion of lease liability	3,039,689	2,923,761
Current portion of long-term debt	7,062,689	6,437,689
Total Current Liabilities	42,766,453	40,665,960

Deferred income taxes	2,899,074	2,899,075
Other long-term liabilities	1,144,127	1,144,127
Lease liability	9,871,835	9,883,168
Long-term debt, less current portion	80,468,737	82,255,803
Accrued postretirement benefits	1,168,262	1,185,139
Accrued pension cost	32,443,297	33,188,623
Total Liabilities	170,761,785	171,221,895

Shareholders’ Equity

Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	31,779,299	31,501,041
Issued: 9,003,230 shares in 2021 and 8,996,625 shares in 2020
Outstanding: 6,253,501 shares in 2021 and 6,246,896 shares in 2020
Treasury Stock: 2,749,729 shares in 2021 and 2,749,729 shares in 2020	(20,537,962)	(20,537,962)
Retained earnings	128,356,468	122,840,131
Accumulated other comprehensive loss:
Foreign currency translation	874,810	953,864
Unrealized loss on marketable securities, net of tax	(4,302)	(4,507)
Unrealized loss on interest rate swap, net of tax	(974,045)	(1,387,085)
Unrecognized net pension and postretirement benefit costs, net of tax	(28,763,279)	(29,059,023)
Accumulated other comprehensive loss	(28,866,816)	(29,496,751)
Total Shareholders’ Equity	110,730,989	104,306,459
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,492,774	$275,528,354

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 3, 2021	March 28, 2020
Operating Activities
Net income	$5,840,827	$2,895,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,192,622	2,055,782
Unrecognized pension and postretirement benefits	(674,262)	(678,305)
(Gain) loss on sale of equipment and other assets	(1,600,288)	(437,446)
Provision for doubtful accounts	73,097	156,286
Stock compensation expense	278,258	238,293
Changes in operating assets and liabilities:
Accounts receivable	(4,551,399)	(2,273,864)
Inventories	(1,015,663)	(994,546)
Prepaid expenses and other	(744,138)	341,582
Other assets	(156,726)	(415,415)
Accounts payable	2,063,182	2,766,829
Accrued compensation	(1,159,489)	(1,585,976)
Other accrued expenses	1,554,036	(564,572)
Net cash provided by operating activities	2,100,057	1,504,465

Investing Activities
Marketable securities	(273)	11,151
Payments received from notes receivable	68,325	—
Proceeds from sale of equipment	1,994,017	445,212
Purchases of property, plant and equipment	(919,589)	(828,115)
Net cash provided by/used in investing activities	1,142,480	(371,752)

Financing Activities
Principal payments on long-term debt	(1,162,045)	(1,221,423)
Lease payments	(9,875)	—
Purchase common stock for treasury	—	(368,864)
Dividends paid	(684,702)	(686,614)
Net cash used in financing activities	(1,856,622)	(2,276,901)

Effect of exchange rate changes on cash	(22,881)	(343,436)
Net change in cash and cash equivalents	1,363,034	(1,487,624)

Cash and cash equivalents at beginning of period	16,101,635	17,996,505
Cash and cash equivalents at end of period	$17,464,669	$16,508,881

Supplemental disclosure of cash flow information:
Interest	$685,520	$827,664
Income taxes	21,100	21,000

Non-cash investing and financing activities
Right of use asset	114,471	(489,822)
Lease liability	(104,595)	489,822

THE EASTERN COMPANY AND SUBSIDIARIES
RECONCILIATION OF ONE-TIME ITEMS FROM GAAP TO NON-GAAP EPS

($000's)

	April 3, 2021	March 28, 2020

Net Income as reported per generally accepted accounting principles (GAAP)	$5,841	$2,896

Earnings Per Share as reported under generally accepted accounting principles (GAAP):
Basic	$0.93	$0.46
Diluted	$0.93	$0.46

Adjustments for one-time items:

Gain on sale of Eberhard Hardware Ltd building, net of tax	(1,353)A	-

Total adjustments for one-time items
(Non-GAAP)	(1,353)	-

Adjusted Net Income (related to one-time items)	$4,488	$2,896

Adjusted earnings per share (related to one-time items); (Non-GAAP)
Basic	$0.72	$0.46
Diluted	$0.71	$0.46

A) Gain on sale of Eberhard Hardware Ltd building

THE EASTERN COMPANY AND SUBSIDIARIES
RECONCILIATION OF ONE-TIME ITEMS FROM GAAP TO NON-GAAP EBITDA

($000's)

	April 3, 2021	March 28, 2020

Net Income/(loss) as reported per generally accepted accounting principles (GAAP)	$5,841	$2,896

Interest expense	703	828

Provision for income taxes	1,817	883

Depreciation and amortization	2,193	2,056

Gain on sale of Eberhard Hardware Ltd Building	(1,841)A	-

Adjusted EBITDA	$8,713	$6,662

A) Gain on sale of Eberhard Hardware Ltd building